                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           ------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                AUGUST 15, 1995
                Date of Report (Date of earliest event reported)


                               NBD BANCORP, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                     1-7127                38-1984850
 ----------------------------      ------------------      -------------------
 (State or other jurisdiction         (Commission          (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)


                  611 WOODWARD AVENUE, DETROIT, MICHIGAN 48226



      Registrant's telephone number, including area code : (313) 225-1000

Item 5. Other Events

Reference is made to the Current Report on Form 8-K filed by the Registrant on July 19, 1995, announcing the signing of a definitive agreement pursuant to which First Chicago Corporation ("First Chicago"), a $72 billion-asset bank holding company headquartered in Chicago, Illinois, would merge with and into NBD Bancorp, Inc., and to the Current Report on Form 8-K filed by the registrant on July 21, 1995, in which was filed certain First Chicago historical financial information and certain pro forma financial information reflecting the proposed merger.

Item 7.  Financial Statements and Exhibits

     The following documents are filed as a part of this Report:

     (a)   Financial Statements of Business Acquired

           The following financial statements of First Chicago Corporation and subsidiaries:

           Consolidated Interim Balance Sheet - June 30, 1995 and 1994
           (Unaudited)

           Consolidated Interim Statement of Income - Three and Six Months Ended June 30, 1995 and 1994 (Unaudited)

           Consolidated Interim Statement of Changes to Stockholders' Equity - Six Months Ended June 30, 1995 and 1994 (Unaudited)

           Consolidated Interim Statement of Cash Flows - Six Months Ended June 30, 1995 and 1994 (Unaudited)

           Notes to Consolidated Interim Financial Statements (Unaudited)

     (b)   Pro Forma Financial Information

           The following pro forma condensed combined financial statements (unaudited) of NBD Bancorp, Inc. and subsidiaries reflecting the proposed merger with First Chicago Corporation:

           Pro Forma Condensed Combined Balance Sheet - June 30, 1995
           (Unaudited)

           Pro Forma Condensed Combined Statement of Income - Six Months Ended June 30, 1995 and 1994 (Unaudited)

           Notes to Pro Forma Condensed Combined Financial Statements
           (Unaudited)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  NBD BANCORP, INC.




                                  By:      /s/    DANIEL T. LIS
                                           -------------------------
                                           Daniel T. Lis
                                           Senior Vice President,
                                           Secretary and Chief Legal
                                           Officer



Dated: August 15, 1995

FIRST CHICAGO CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

-----------------------------------------------------------------------------------------------------------------------------
                                                                                          June 30   December 31       June 30
-----------------------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                                                       1995           1994          1994
-----------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks--noninterest-bearing .........................................   $ 3,646       $ 4,265        $ 3,373
Due from banks--interest-bearing .....................................................     9,484         8,066          7,759
Federal funds sold and securities under resale agreements ............................    14,274        13,302         13,674
Trading account assets ...............................................................     7,706         4,967          5,037
Derivative product assets.............................................................     8,909         4,389          6,086
Investment securities (fair values--$2,590, $2,589, and $2,255, respectively) ........     2,583         2,592          2,254
Loans (net of unearned income--$297, $297, and $263, respectively) ...................    26,517        25,947         23,680
Allowance for credit losses ..........................................................      (689)         (723)          (681)
Premises and equipment ...............................................................       697           665            639
Accrued income receivable ............................................................       534           485            444
Customers' acceptance liability ......................................................       534           526            486
Other assets .........................................................................     1,133         1,419          1,338
                                                                                        --------       -------        -------
          Total assets ...............................................................   $75,328       $65,900        $64,089
                                                                                        ========       =======        =======
-----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Deposits
  Demand .............................................................................   $ 6,941       $ 7,647        $ 7,009
  Savings ............................................................................     7,442         7,448          7,401
  Time ...............................................................................     5,681         5,149          4,321
  Foreign offices ....................................................................    13,700        11,422          9,846
                                                                                        --------       -------        -------
          Total deposits .............................................................    33,764        31,666         28,577
Federal funds purchased and securities under repurchase agreements ...................    15,710        13,026         12,208
Other funds borrowed .................................................................     7,806         7,665          8,051
Long-term debt .......................................................................     2,271         2,271          2,269
Acceptances outstanding ..............................................................       534           526            486
Derivative product liabilities .......................................................     8,581         4,097          6,094
Other liabilities ....................................................................     1,891         2,116          1,880
                                                                                        --------       -------        -------
          Total liabilities ..........................................................    70,557        61,367         59,565
-----------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Preferred stock ......................................................................       611           611            761
Common stock--$5 par value ...........................................................       467           466            434
  Number of shares authorized--150,000,000
  Number of shares issued--93,430,319; 93,148,134; and 86,824,888, respectively
  Number of shares outstanding--89,719,497; 89,859,798; and 86,697,805, respectively
Surplus ..............................................................................     1,712         1,712          1,721
Retained earnings ....................................................................     2,169         1,905          1,616
Other adjustments ....................................................................         -            (4)            (2)
                                                                                        --------       -------        -------
          Total ......................................................................     4,959         4,690          4,530
Less treasury stock at cost--3,710,822; 3,288,336; and 127,083 shares,
   respectively ......................................................................       188           157              6
                                                                                        --------       -------        -------
          Stockholders' equity .......................................................     4,771         4,533          4,524
                                                                                        --------       -------        -------
          Total liabilities and stockholders' equity .................................   $75,328       $65,900        $64,089
                                                                                        ========       =======        =======
-----------------------------------------------------------------------------------------------------------------------------

 FIRST CHICAGO CORPORATION AND SUBSIDIARIES
 CONSOLIDATED INCOME STATEMENT

----------------------------------------------------------------------------------------------------------------------------
                                                                                  Three Months Ended    Six Months Ended
                                                                                       June 30              June 30
----------------------------------------------------------------------------------------------------------------------------
 (In millions, except per share data)                                              1995     1994        1995      1994
----------------------------------------------------------------------------------------------------------------------------
 INTEREST INCOME
 Interest and fees on loans ..................................................  $  593.4    $470.3     $1,198.3    $  907.9
 Interest on bank balances ...................................................     150.1      82.5        281.7       157.5
 Interest on federal funds sold and securities under resale agreements .......     238.7     133.7        479.5       224.7
 Interest on trading account assets ..........................................     102.1      56.7        190.8       115.8
 Interest on investment securities (including dividends) .....................      22.9      14.6         43.9        30.5
                                                                                 -------   -------      -------     -------
           Total .............................................................   1,107.2     757.8      2,194.2     1,436.4
----------------------------------------------------------------------------------------------------------------------------
 INTEREST EXPENSE
 Interest on deposits ........................................................     341.7     182.9        635.7       336.8
 Interest on federal funds purchased and securities under repurchase
   agreements ................................................................     231.9     110.0        468.0       191.8
 Interest on other funds borrowed ............................................     132.0      90.8        269.4       162.2
 Interest on long-term debt ..................................................      46.0      41.3         91.9        82.2
                                                                                 -------   -------      -------     -------
           Total .............................................................     751.6     425.0      1,465.0       773.0
----------------------------------------------------------------------------------------------------------------------------
 NET INTEREST INCOME .........................................................     355.6     332.8        729.2       663.4
 Provision for credit losses .................................................      70.0      43.0        135.0        93.0
                                                                                 -------   -------      -------     -------
 NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES .......................     285.6     289.8        594.2       570.4
----------------------------------------------------------------------------------------------------------------------------
 NONINTEREST INCOME
 Combined trading profits ....................................................      15.8      36.7         66.2        12.0
 Equity securities gains .....................................................      59.6       3.9        114.5       138.1
 Investment securities gains .................................................         -       0.6            -         1.1
                                                                                 -------   -------      -------     -------
   Market-driven revenue .....................................................      75.4      41.2        180.7       151.2
 Credit card fee revenue .....................................................     213.6     193.9        404.8       376.2
 Service charges and commissions .............................................     115.5     104.2        223.4       205.5
 Fiduciary and investment management fees ....................................      49.3      49.3        100.9       101.7
 Other income ................................................................      33.9      40.2         48.0        96.1
                                                                                 -------   -------      -------     -------
           Total .............................................................     487.7     428.8        957.8       930.7
----------------------------------------------------------------------------------------------------------------------------
 NONINTEREST EXPENSE
 Salaries and employee benefits ..............................................     229.4     212.9        461.2       420.3
 Occupancy expense of premises, net ..........................................      37.9      35.7         74.3        70.5
 Equipment rentals, depreciation and maintenance .............................      32.4      32.3         63.8        85.6
 Other expense ...............................................................     188.0     179.7        366.5       368.7
                                                                                 -------   -------      -------     -------
           Total .............................................................     487.7     460.6        965.8       945.1
----------------------------------------------------------------------------------------------------------------------------
 INCOME BEFORE INCOME TAXES ..................................................     285.6     258.0        586.2       556.0
 Applicable income taxes .....................................................      98.2      89.3        203.7       193.5
                                                                                 -------   -------      -------     -------
 NET INCOME ..................................................................   $ 187.4   $ 168.7      $ 382.5     $ 362.5
                                                                                 =======   =======      =======     =======
 NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS' EQUITY ......................   $ 177.4   $ 150.4      $ 362.5     $ 330.4
                                                                                 =======   =======      =======     =======
----------------------------------------------------------------------------------------------------------------------------
 EARNINGS PER SHARE
   NET INCOME-PRIMARY ........................................................     $1.95     $1.71        $3.98       $3.76
   NET INCOME-FULLY DILUTED ..................................................     $1.90     $1.67        $3.88       $3.67
----------------------------------------------------------------------------------------------------------------------------

FIRST CHICAGO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES TO STOCKHOLDERS' EQUITY

---------------------------------------------------------------------
Six Months Ended June 30 (In millions)                1995     1994
---------------------------------------------------------------------
Stockholders' Equity
Balance, beginning of period ....................    $4,533    $4,264
  Net income ....................................       383       363
  Issuance of common stock ......................        13         5
  Issuance of treasury stock ....................        29        19
  Treasury stock purchases ......................       (73)      (16)
  Other .........................................         5        (2)
                                                     ------    ------
                                                      4,890     4,633
  Cash dividends declared on preferred stock ....       (20)      (32)
  Cash dividends declared on common stock .......       (99)      (77)
                                                     ------    ------

                                      1995   1994
--------------------------------------------------

 Rate per common share for period    $1.10  $0.90
--------------------------------------------------

Balance, end of period ..........................    $4,771    $4,524
                                                     ======    ======
---------------------------------------------------------------------




 FIRST CHICAGO CORPORATION AND SUBSIDIARIES
 CONSOLIDATED STATEMENT OF CASH FLOWS

------------------------------------------------------------------------------------------------------------------------
 Six Months Ended June 30 (In millions)                                                                 1995      1994
------------------------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM OPERATING ACTIVITIES
 Net income  ...................................................................................... $     383  $     363
 Adjustments to reconcile net income to net cash provided by (used in) operating activities .......
   Depreciation and amortization ..................................................................        82         89
   Provision for credit losses  ...................................................................       135         93
   Equity securities gains  .......................................................................      (115)      (138)
   Net (increase) decrease in net derivative product balances .....................................       (34)       244
   Net (increase) in trading account assets........................................................    (2,739)      (501)
   Net (increase) in accrued income receivable ....................................................       (49)       (37)
   Net decrease in other assets ...................................................................       221        226
   Interest income from Brazilian debt restructuring ..............................................        (1)       (14)
   Other noncash adjustments ......................................................................       (40)      (125)
                                                                                                     ---------  --------
   Total adjustments ..............................................................................    (2,540)      (163)

 Net cash provided by (used in) operating activities ..............................................    (2,157)       200
------------------------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM INVESTING ACTIVITIES
 Net (increase) in federal funds sold and securities under resale agreements  ......................     (972)    (4,891)
 Purchase of investment securities--available for sale  ............................................   (1,228)      (548)
 Purchase of debt investment securities--held to maturity ..........................................      (97)      (100)
 Purchase of venture capital investments ...........................................................     (118)       (55)
 Proceeds from maturities of debt securities--available for sale ...................................      990        630
 Proceeds from maturities of debt securities--held to maturity  ....................................       98         30
 Proceeds from sales of debt securities--available for sale ........................................      167         27
 Proceeds from sales of equity securities--available for sale ......................................        1          1
 Proceeds from sales of venture capital investments ................................................      326        231
 Net (increase) in credit card receivables .........................................................   (1,556)      (677)
 Credit card receivables securitized ...............................................................    2,286      1,000
 Net (increase) in loans of bank subsidiaries ......................................................   (1,402)    (1,134)
 Loans made to customers and purchased from others by nonbank subsidiaries .........................     (178)      (430)
 Principal collected on and proceeds from sale of loans by nonbank subsidiaries ....................      161        446
 Loan recoveries ...................................................................................       35         44
 Purchases of premises and equipment ...............................................................      (86)       (94)
 Proceeds from sales of premises and equipment .....................................................       27         23
 Net cash and cash equivalents due to acquisitions .................................................        -         (4)
                                                                                                      --------  ---------
 Net cash (used in) investing activities ...........................................................   (1,546)    (5,501)
------------------------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM FINANCING ACTIVITIES
 Net (decrease) in demand and savings deposits ....................................................      (717)    (1,340)
 Net increase (decrease) in time deposits .........................................................       532       (616)
 Net increase in deposits in foreign offices ......................................................     2,150      2,086
 Net increase in federal funds purchased and securities under repurchase agreements ...............     2,684      3,953
 Proceeds from other funds borrowed ...............................................................   116,665    116,917
 Repayment of other funds borrowed  ...............................................................  (116,528)  (114,852)
 Proceeds from issuance of long-term debt .........................................................         2        202
 Repayment of long-term debt ......................................................................        (2)        (7)
 Net (decrease) in other liabilities ..............................................................      (267)       (31)
 Dividends paid  ..................................................................................      (120)       (97)
 Proceeds from issuance of common stock ...........................................................        14          5
 Payment for purchase of treasury stock ...........................................................       (73)       (16)
 Proceeds from reissuance of treasury stock .......................................................        15          8
                                                                                                    ---------   --------
 Net cash provided by financing activities ........................................................     4,355      6,212
------------------------------------------------------------------------------------------------------------------------
 EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS .....................................       147        268
------------------------------------------------------------------------------------------------------------------------
 NET INCREASE IN CASH AND CASH EQUIVALENTS  .......................................................       799      1,179
 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD .................................................    12,331      9,953
                                                                                                    ---------   --------
 CASH AND CASH EQUIVALENTS AT END OF PERIOD  .....................................................  $  13,130   $ 11,132
                                                                                                    =========   ========
------------------------------------------------------------------------------------------------------------------------

See Note 6 on page 6.
                                     -4-

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1

Although the interim amounts are unaudited, they do reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of the results of operations for the interim periods. All such adjustments are of a normal, recurring nature. Because the results from commercial banking operations are so closely related and responsive to changes in economic conditions, fiscal policy and monetary policy, and because the results for the venture capital and trading portfolios are largely market-driven, the results for any interim period are not necessarily indicative of the results that can be expected for the entire year.


Note 2

The Corporation presents earnings per share on both a primary and a fully diluted basis. Primary earnings per share were computed by dividing net income, after deducting dividends on preferred stock, by the average number of common and common-equivalent shares outstanding during the period.

Common-equivalent shares consist of shares issuable under the Employee Stock Purchase and Savings Plan and outstanding stock options. Fully diluted shares also include the common shares that would result from the conversion of convertible preferred stock.

To compute fully diluted earnings per share, net income was reduced by preferred stock dividend requirements, except those related to convertible stock.

The net income, preferred stock dividends and shares used to compute primary and fully diluted earnings per share are presented in the following table.

 ------------------------------------------------------------------------------------------------------
                                                                                      Six Months Ended
 (In millions)                                                                            June 30
                                                                                      1995        1994
 ------------------------------------------------------------------------------------------------------
 PRIMARY
   Net income ................................................................       $382.5      $362.5
   Preferred stock dividends (1) .............................................         20.0        32.1
                                                                                     ------      ------
   Net income attributable to common
     stockholders' equity ....................................................       $362.5      $330.4
                                                                                     ======      ======
   Average number of common and
     common-equivalent shares ................................................         91.1        87.9
                                                                                     ======      ======
 FULLY DILUTED
   Net income ................................................................       $382.5      $362.5
   Preferred stock dividends, excluding
     convertible Series B (1) ................................................         14.3        26.3
                                                                                     ------      ------
   Fully diluted net income ..................................................       $368.2      $336.2
                                                                                     ======      ======
   Average number of shares,
     assuming full dilution ..................................................         95.0        91.7
                                                                                     ======      ======
 ------------------------------------------------------------------------------------------------------

(1) 1994 results include $4.5 million of additional preferred dividends representing a 3 percent premium over the $150 million par value of the Corporation's Preferred Stock, Series D, that was redeemed on July 1, 1994.


Note 3

At June 30, 1995, credit card receivables aggregated $5.5 billion. These receivables are available for sale at face value through credit card securitization programs.

Note 4

The accelerated asset disposition portfolio was established in September 1992. Nonperforming assets in this portfolio totaled $27 million at June 30, 1995, compared with $37 million at year-end 1994 and $42 million a year ago.

Note 5

Effective January 1, 1995, the Corporation adopted Financial Accounting Standards Board (FASB) Statement (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures." SFAS No. 114 addresses the accounting for a loan when it is probable that all principal and interest amounts due will not be collected in accordance with its contractual terms. The Corporation generally identifies nonperforming loans as "impaired loans." Certain loans, such as loans carried at the lower-of-cost or market or small-balance homogeneous loans (e.g., credit card, installment credit), are exempt from SFAS No. 114 provisions.

On a quarterly basis, the Corporation identifies impaired loans and the extent to which such loans are impaired. Impairment is recognized to the extent the recorded investment of an impaired loan or pool of loans exceeds the calculated present value. For non-collateral dependent loans, the calculated present value is measured using a discounted cash flow approach. Loans having a significant recorded investment are measured on an individual basis while loans not having a significant recorded investment are grouped and measured on a pool basis. Collateral dependent loans, primarily real estate, are separately measured for impairment by determining the fair value of the collateral less estimated costs to sell.

The allocated reserve associated with impaired loans is considered in management's determination of the Corporation's allowance for credit losses. The adoption of this accounting standard did not have a significant effect on the Corporation's net income or its allowance for credit losses.

At June 30, 1995, the recorded investment in loans considered impaired under SFAS No. 114 was $112 million, which required a related allowance for credit losses of $22 million.

The Corporation retained its prior method of recognizing interest and applying cash payments received with respect to impaired loans. The average recorded investment in impaired loans for the quarter ended June 30, 1995, was approximately $118 million and $114 million year to date. The Corporation recognized interest income associated with impaired loans of $3 million during the second quarter and $4 million year to date.

In accordance with SFAS No. 114, a loan is classified as an in-substance foreclosure when the Corporation has effectively taken possession of the collateral. Loans of $15 million, which no longer qualify as in-substance foreclosures, were reclassified from other assets to loans as of January 1, 1995. Prior reporting periods were not restated since the amounts involved were not material.


Note 6

For purposes of the Statement of Cash Flows, cash and cash equivalents consist of cash and due from banks--noninterest-bearing and interest-bearing.

Loans of $3.3 million and $11.0 million were transferred to other real estate in the first six months of 1995 and 1994, respectively.

Loans of $15 million were reclassified from other assets to loans as of January 1, 1995, as a result of the Corporation's adoption of SFAS No. 114. See Note 5 above for further information.

Note 7

The ratio of income to fixed charges for the six months ended June 30, 1995, excluding interest on deposits was 1.7x, and including interest on deposits was 1.4x. The ratio has been computed on the basis of the total enterprise (as defined by the Securities and Exchange Commission) by dividing income before fixed charges and income taxes by fixed charges. Fixed charges consist of interest expense on all long- and short-term borrowings, excluding or including interest on deposits.


Note 8

The Corporation and NBD Bancorp, Inc. (NBD) entered into an Agreement and Plan of Merger, dated July 11, 1995, pursuant to which the Corporation will merge with and into NBD. The name of the combined companies will be First Chicago NBD Corporation (FCNBD).

It is anticipated that the merger will be accounted for as a pooling-of-interests and that it will be consummated by early 1996, pending approvals of stockholders of the Corporation and NBD, regulatory approvals, and other customary conditions of closing.

Pursuant to the merger agreement, at the effective time of the merger, common stockholders of First Chicago will receive 1.81 shares of common stock of FCNBD in exchange for each outstanding share of First Chicago common stock. Each share of common stock of NBD will remain outstanding after the merger and represent one share of FCNBD.

At the effective time of the merger, each share of First Chicago's outstanding series of preferred stock will be exchanged for one share of FCNBD preferred stock with terms substantially identical to those of the existing First Chicago preferred stock.

In connection with the execution of the merger agreement, First Chicago granted NBD an option to purchase, under certain circumstances, up to 19.9 percent of First Chicago's outstanding shares of common stock. NBD also granted First Chicago an option to purchase, under certain circumstances, up to 19.9 percent of NBD's outstanding shares of common stock.


Note 9

The Corporation and certain of its subsidiaries are defendants in various lawsuits, including certain class actions, arising out of normal corporate activities, and the Corporation has received certain tax deficiency assessments. Since the Corporation and certain of its subsidiaries, which are regulated by one or more federal and state regulatory authorities, also are the subject of numerous examinations and reviews by such authorities, the Corporation is and will be, from time to time, normally engaged in various disagreements with regulators, primarily related to banking matters. In the opinion of management and the Corporation's general counsel, the ultimate resolution of the matters referred to in this note will not have a material effect on the Corporation's consolidated financial statements.

                         FIRST CHICAGO NBD CORPORATION
                        PRO FORMA FINANCIAL INFORMATION

NBD Bancorp, Inc. (the "Corporation" or "NBD") and First Chicago Corporation (First Chicago) have entered into an Agreement and Plan of Merger dated as of July 11, 1995 (the Merger Agreement) pursuant to which First Chicago will merge with and into NBD Bancorp, Inc. The name of the combined companies will be First Chicago NBD Corporation (FCNBD).

It is anticipated that the Merger will be accounted for as a pooling of interests and will be consummated by early 1996, pending approvals of the stockholders of the Corporation and First Chicago, regulatory approvals, and other customary conditions of closing.

Pursuant to the Merger Agreement, each share of common stock of NBD will remain outstanding after the Merger and represent one share of FCNBD. At the effective time of the Merger, common stockholders of First Chicago will receive
1.81 shares of common stock of FCNBD in exchange for each outstanding share of First Chicago common stock.

At the effective time of the Merger, each share of First Chicago's outstanding series of preferred stock will be exchanged for one share of FCNBD preferred stock with terms substantially identical to those of the existing First Chicago preferred stock.

In connection with the execution of the Merger Agreement, NBD granted First Chicago an option to purchase, under certain circumstances, up to 19.9 percent of NBD's outstanding shares of common stock. First Chicago also granted NBD an option to purchase, under certain circumstances, up to 19.9 percent of First Chicago's outstanding shares of common stock.

The following pro forma financial information giving effect to the Merger, accounted for as a pooling of interests, includes: (i) the unaudited pro forma condensed combined balance sheet as of June 30, 1995, and (ii) the unaudited pro forma condensed combined statements of income for the six-month periods ended June 30, 1995 and 1994. The pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Corporation and First Chicago.

Effective January 7, 1995, NBD consummated its acquisition of the $910 million asset AmeriFed Financial Corp. ("AmeriFed") of Joliet, Illinois, which was accounted for as a purchase. Accordingly, the historical financial information for NBD as of and for the six months ended June 30, 1995, include the operations of AmeriFed. On July 1, 1995, NBD acquired $760 million asset Deerbank Corporation ("Deerbank") of Deerfield, Illinois, which was also accounted for as a purchase. With respect to the following pro forma condensed combined financial statements, the historical financial information for NBD was not restated to otherwise include amounts for AmeriFed and Deerbank as such acquisitions are not considered material.

                         FIRST CHICAGO NBD CORPORATION
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1995
                                  (UNAUDITED)

The following pro forma condensed combined balance sheet as of June 30, 1995, is presented to show the impact on NBD's historical financial condition of the merger with First Chicago. The Merger has been reflected under the pooling-of-interests method of accounting.

 FIRST CHICAGO NBD CORPORATION
 PRO FORMA CONDENSED COMBINED BALANCE SHEET
 AS OF JUNE 30, 1995
 (IN MILLIONS)


                                                      NBD         FIRST CHICAGO       PRO FORMA           PRO FORMA
                                                (AS REPORTED)     (AS REPORTED)       ADJUSTMENTS           FCNBD
---------------------------------------------------------------------------------------------------------------------
 ASSETS
 Cash and due from banks-noninterest
     bearing ..................................    $ 2,376           $ 3,646                               $  6,022
 Due from banks-interest bearing ..............        579             9,484                                 10,063
 Federal funds sold and securities
    under resale agreements ...................        138            14,274                                 14,412
 Trading account assets .......................        144             7,706                                  7,850
 Derivative product assets ....................         87             8,909                                  8,996
 Investment securities ........................     11,092             2,583                                 13,675
 Loans ........................................     31,967            26,517                                 58,484
 Allowance for credit losses ..................       (470)             (689)                                (1,159)
 Other assets .................................      2,138             2,898                                  5,036
---------------------------------------------------------------------------------------------------------------------
       Total assets ...........................    $48,051           $75,328          $      -             $123,379
---------------------------------------------------------------------------------------------------------------------

 LIABILITIES
 Deposits:
  Demand ......................................    $ 6,805           $ 6,941                               $ 13,746
  Savings .....................................     12,455             7,442                                 19,897
  Time ........................................      9,636             5,681                                 15,317
  Foreign offices .............................      3,659            13,700                                 17,359
---------------------------------------------------------------------------------------------------------------------
       Total deposits .........................     32,555            33,764                 -               66,319
 Short-term borrowings ........................      7,862            23,516                                 31,378
 Long-term debt ...............................      3,012             2,271                                  5,283
 Derivative product liabilities ...............         92             8,581                                  8,673
 Other liabilities ............................        928             2,425               146                3,499
---------------------------------------------------------------------------------------------------------------------
       Total liabilities ......................     44,449            70,557               146              115,152

 STOCKHOLDERS' EQUITY
 Preferred stock ..............................          -              611                                     611
 Common stock .................................        161              467               (467)                 323
                                                                                           162
 Surplus ......................................        533            1,712             (1,712)               2,362
                                                                                         1,829
 Retained earnings ............................      3,082            2,169               (142)               5,105
                                                                                            (4)
 Other ........................................        (57)              -                                      (57)
---------------------------------------------------------------------------------------------------------------------
          Total ...............................      3,719           4,959                (334)               8,344
 Less: Treasury stock .........................        117             188                (188)                 117
          Stockholders' equity ................      3,602           4,771                (146)               8,227
---------------------------------------------------------------------------------------------------------------------
          Total liabilities and
               stockholders' equity ...........    $48,051         $75,328            $      -             $123,379
---------------------------------------------------------------------------------------------------------------------


See accompanying notes to unaudited pro forma condensed combined financial statements.

    FIRST CHICAGO NBD CORPORATION
    PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
    FOR SIX MONTHS ENDED JUNE 30, 1995
    (IN MILLIONS, EXCEPT PER SHARE DATA)

    UNAUDITED

                                                                 NBD      FIRST CHICAGO    PRO FORMA
                                                           (AS REPORTED)  (AS REPORTED)      FCNBD
---------------------------------------------------------------------------------------------------------
    INTEREST INCOME
    Interest and fees on loans ..........................      $1,345.8     $1,198.3        $2,544.1
    Interest on federal funds sold and
      securities under resale agreements ................           6.4        479.5           485.9
    Interest on trading account assets ..................           3.5        190.8           194.3
    Interest on investment securities ...................         397.4         43.9           441.3
    Other interest income ...............................          22.9        281.7           304.6
---------------------------------------------------------------------------------------------------------
            Total  ......................................       1,776.0      2,194.2         3,970.2

    INTEREST EXPENSE
    Interest on deposits  ...............................         604.0        635.7         1,239.7
    Interest on short-term borrowings ...................         231.3        737.4           968.7
    Interest on long-term debt ..........................          91.4         91.9           183.3
---------------------------------------------------------------------------------------------------------
            Total .......................................         926.7      1,465.0         2,391.7

    NET INTEREST INCOME .................................         849.3        729.2         1,578.5
    Provision for credit losses .........................          40.2        135.0           175.2
---------------------------------------------------------------------------------------------------------
    Net Interest Income After
      Provision for Credit Losses  ......................         809.1        594.2         1,403.3

    NONINTEREST INCOME
    Equity securities gains .............................             -        114.5           114.5
    Investment securities gains .........................           1.7            -             1.7
    Credit card fee revenue .............................          20.1        404.8           424.9
    Other noninterest income ............................         259.3        438.5           697.8
---------------------------------------------------------------------------------------------------------
            Total .......................................         281.1        957.8         1,238.9

    NONINTEREST EXPENSE
    Salaries and employee benefits ......................         361.8        461.2           823.0
    Occupancy and equipment expense .....................         106.8        138.1           244.9
    Other noninterest expense ...........................         191.1        366.5           557.6
---------------------------------------------------------------------------------------------------------
            Total .......................................         659.7        965.8         1,625.5

    INCOME BEFORE INCOME TAXES ..........................         430.5        586.2         1,016.7
    Applicable income taxes .............................         146.2        203.7           349.9
---------------------------------------------------------------------------------------------------------
    INCOME FROM CONTINUING OPERATIONS ...................      $  284.3       $382.5        $  666.8
---------------------------------------------------------------------------------------------------------

    COMMON SHARE DATA
    Income from continuing operations
    Primary .............................................         $1.79        $3.98           $2.00
    Fully diluted .......................................         $1.79        $3.88           $1.97

    Weighted average shares
    Primary .............................................         158.6         91.1           323.5
    Fully diluted .......................................         158.6         95.0           330.5
---------------------------------------------------------------------------------------------------------

See accompanying notes to unaudited pro forma condensed combined financial statements.

FIRST CHICAGO NBD CORPORATION
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR SIX MONTHS ENDED JUNE 30, 1994
(IN MILLIONS, EXCEPT PER SHARE DATA)

UNAUDITED

                                                                 NBD      FIRST CHICAGO    PRO FORMA
                                                           (AS REPORTED)  (AS REPORTED)      FCNBD
----------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans .........................            $  969.0    $   907.9      $1,876.9
Interest on federal funds sold and
  securities under resale agreements ...............                 2.8        224.7         227.5
Interest on trading account assets .................                 2.4        115.8         118.2
Interest on investment securities ..................               349.3         30.5         379.8
Other interest income ..............................                15.0        157.5         172.5
----------------------------------------------------------------------------------------------------------
         Total .....................................             1,338.5      1,436.4       2,774.9

INTEREST EXPENSE
Interest on deposits ...............................               390.8        336.8         727.6
Interest on short-term borrowings ..................               107.7        354.0         461.7
Interest on long-term debt .........................                52.4         82.2         134.6
----------------------------------------------------------------------------------------------------------
         Total .....................................               550.9        773.0       1,323.9

NET INTEREST INCOME ................................               787.6        663.4       1,451.0
Provision for credit losses ........................                24.0         93.0         117.0
----------------------------------------------------------------------------------------------------------
Net Interest Income After
  Provision for Credit Losses ......................               763.6        570.4       1,334.0

NONINTEREST INCOME
Equity securities gains ............................                   -        138.1         138.1
Investment securities gains ........................                 0.3          1.1           1.4
Credit card fee revenue  ...........................                18.1        376.2         394.3
Other noninterest income ...........................               254.3        415.3         669.6
----------------------------------------------------------------------------------------------------------
         Total .....................................               272.7        930.7       1,203.4

NONINTEREST EXPENSE
Salaries and employee benefits .....................               355.5        420.3         775.8
Occupancy and equipment expense  ...................               105.6        156.1         261.7
Other noninterest expense ..........................               193.5        368.7         562.2
----------------------------------------------------------------------------------------------------------
         Total .....................................               654.6        945.1       1,599.7

INCOME BEFORE INCOME TAXES  ........................               381.7        556.0         937.7
Applicable income taxes  ...........................               123.6        193.5         317.1
----------------------------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS ..................            $  258.1     $  362.5      $  620.6
----------------------------------------------------------------------------------------------------------

COMMON SHARE DATA
Income from continuing operations
Primary ............................................               $1.61        $3.76         $1.84
Fully diluted  .....................................               $1.59        $3.67         $1.81

Weighted average shares
Primary ............................................               160.7         87.9         319.8
Fully diluted  .....................................               163.5         91.7         329.4
----------------------------------------------------------------------------------------------------------

See accompanying notes to unaudited pro forma condensed combined financial statements.

                         FIRST CHICAGO NBD CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

a) The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. It is anticipated that the Merger will be consummated by the first quarter of 1996.

b) The Corporation is still in the process of reviewing its accounting policies in light of those employed by First Chicago. As a result of this review, it might be necessary to restate either the Corporation's or First Chicago's financial statements to conform to those accounting policies that are most appropriate. No restatements of prior periods have been included in the pro forma condensed combined financial statements. Any restatements, if appropriate, will be made upon the completion of this review process.

c) Certain reclassifications have been included in the unaudited pro forma condensed combined balance sheet and statements of income to conform statement presentations. Transactions conducted in the ordinary course of business between the two companies are immaterial, and accordingly, have not been eliminated.

d) Pro forma adjustments to common shares and surplus at June 30, 1995, reflect the Merger accounted for as a pooling-of-interests, through the exchange of 162.4 million shares of FCNBD common stock (using the common exchange ratio of 1.81) for the 89.7 million outstanding shares of First Chicago. Retained earnings and dividends payable have been adjusted by approximately $4 million, reflecting the pro forma number of shares at the Corporation's current dividend rate.

The pro forma entries are displayed below (in millions):

     Debit--Common stock (First Chicago) ................ $  467
     Debit--Common surplus (First Chicago) ..............  1,712
         Credit--Treasury stock (First Chicago)..........           $  188
         Credit--Common stock (FCNBD) ...................              162
         Credit--Common surplus (FCNBD) .................            1,829

     Debit--Retained earnings ........................... $    4
         Credit--Other liabilities ......................           $    4


e) The pro forma financial information presented does not give effect to the Corporation's and First Chicago's plan to repurchase in the aggregate approximately $300 million worth of the Corporation's and First Chicago's common stock prior to the consummation of the Merger.

f) Income per share data has been computed based on the combined historical income from continuing operations applicable to common stockholders of the Corporation and First Chicago using the historical weighted average number of outstanding shares of the Corporation's common stock, and the historical weighted average number of outstanding shares of First Chicago's common stock adjusted to equivalent shares of FCNBD's common stock, as of the earliest period presented.

g) The pro forma condensed combined financial statements do not include the anticipated cost savings in connection with the Merger. It is estimated, however, that approximately $200 million in pre-tax annualized cost savings ($126 million after-tax) will be realized by the combined company in 1997. Reductions resulting from elimination of the overlap in Chicago-area retail branch expense constitute the largest component. Product synergies in the large corporate and middle markets, and staff and functional areas, also provide additional expense reduction opportunities.

h) The Corporation and First Chicago are still in the process of reviewing their combined investment securities portfolio to determine the classification of such securities as either available-for-sale or held-to-maturity in connection with the combined company's existing interest rate risk position. As a result of this review, certain reclassifications of the combined company's investment securities might take place. No adjustments have been made to existing securities classifications in the pro forma condensed combined balance sheet. Any such reclassifications will be accounted for in accordance with Financial Accounting Standards Board's Statement No. 115.

i) A liability of $225 million has been recorded in the unaudited pro forma condensed combined balance sheet to reflect management's current estimate of merger and restructuring related charges in connection with the Merger. This resulted in a $142 million after-tax charge to retained earnings in the unaudited pro forma condensed combined balance sheet.

        The pro forma entries are displayed below (in millions):

        Debit--Retained earnings    . . . . . . . . . . . . .  $142
        Debit--Other liabilities-taxes payable    . . . . . .    83
                Credit--Other liabilities-reserve . . . . . .  $225


        It is anticipated that substantially all of these charges will be paid within a 12-15 month timeframe subsequent to the Merger. This charge has been excluded from the pro forma condensed combined income statement due to its nonrecurring nature. The following table provides details of the estimated pre-tax charges (in millions).
                                                                      Amount
                                                                     --------

               Personnel                                             $ 150

               Facilities and equipment                                 45

               Other Merger expenses                                    30
                                                                     -------

                                                                     $  225
                                                                     =======